Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 12, 2009, relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in Vantage Drilling Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ UHY LLP
Houston, Texas
May 14, 2009